Exhibit 10.1

Amendment N2

to

Master Service Agreement dated August 16, 2010 by and between Adherex Technologies, Inc. and OCT Group, LLC

New York                                                                                      August 16, 2011

Adherex Technologies, Inc., having its Registered Office at 68 TW Alexander Drive, Research Triangle Park, NC  27709 (hereinafter referred to as "Adherex "), on the one side, in person of the CEO Rosty Raykov,

 and

OCT Group, LLC, having its principal office at 845 Third Avenue, 6th Floor, New York, NY, 10022, USA, hereinafter referred to as ‘’OCT’’, in person of the President Dmitry Sharov, on the other side,

collectively referred to as “Parties”,

concluded this Amendment  to  the Master Service Agreement dated August 16, 2010 (MSA) together with its EXHIBIT 1. - PSA dd. Aug. 16, 2010, due to the changes in the scope of services required by Adherex from OCT.

The Parties agree on the following:

1.	Adherex requires and OCT agrees to perform following additional Services:

1.1.	Open 4 (Four) additional sites for its Clinical Trial, carried in Russia by OCT;

2.	MSA dated August 16, 2010 shall be amended by adding Exhibit 3 PSA “Additional Services Budget” dated August 01, 2011 enclosed hereto.

3.
The Total Cost of the Services listed in Article 1 above and PTCs associated with Services is 145.216,00 (one hundred forty five thousand two hundred sixteen) USD  as detailed in Exhibit 3 PSA “Additional Services Budget” dated August 01, 2011.  The Total cost of the Services stated herein does not include the possible increase of warehouse costs associated with the increased number of the Study Sites. The cost for the Warehouse shall be invoiced at actual expense.

4.	The Parties agree on the following invoicing procedure for the Additional Services stipulated in Article 1 above:

4.1.	The Total Cost of Services associated with opening of the 4 additional sites (90190 USD) shall be invoiced at the fulfillment of the milestones as set forth below:

a)	Within 30 calendar days from the effective date of this Amendment # 1, Adherex agrees to make an advance payment to OCT in the amount of 25% of the Total Service cost;

b)	10% of the cost of the Services – 25% patients enrolled

c)	5% of the cost of the Services - 50% patients enrolled

d)	5% of the cost of the Services – 75% patients enrolled

e)	15% of the cost of the Services – 100% patients enrolled

f)	5% of the cost of the Services – 25% of patients completed treatment, case report forms monitored and queries resolved.

g)	5% of the cost of the Services – 50% of patients completed treatment, case report forms monitored and queries resolved.

h)	10% of the cost of the Services – 75% of patients completed treatment, case report forms monitored and queries resolved.

i)	10% of the cost of the Services – 100% of patients completed treatment, case report forms monitored and queries resolved.

j)	5% of the cost of the Services - Database Lock

In case Database is not locked within two (2) months of milestone i) above (“100% of patients completed treatment, case report forms monitored and queries resolved”) not due to the fault of OCT, OCT shall have the right to invoice the total amount for this “Database lock” milestone in 2 (two) months after “100% of patients completed treatment, case report forms monitored and queries resolved” is completed.

k)	5% All Sites Closed

Amounts listed in articles b) – k) above shall be invoiced together with the corresponding milestones listed in Clause 6.1.1. of the MSA.

4.2.	PTCs associated with Services as well as the Warehouse expenses shall be invoiced as set forth by Clause 6.3. of the MSA.

5.	Currency of the MSA and all Exhibits is USD.

6.	This Amendment has the following attachments incorporated herein:

6.1.	Exhibit 3 PSA “Additional Services Budget” dated August 01, 2011

This Amendment shall take effect on August 16, 2011 and become integral part of the MSA and shall terminate when all obligations and requirements under the MSA and all effective Exhibits enclosed thereto are performed unless either terminated earlier or extended by the parties pursuant to the terms of the MSA subject to Clauses 7 – 8.

OCT Group, LLC		Adherex Technologies, Inc.
Signature		Signature
Name	Dmitry Sharov	Name
Title	President	Title	Chief Financial Officer
Date	August 16, 2011	Date	August 16,2011